EXHIBIT 21

NOBLE ENERGY, INC.
SUBSIDIARIES

NAME	STATE OF JURISDICTION OF ORGANIZATION	REF
Alba Associates LLC	Cayman Islands	(8)
Alba Plant LLC	Cayman Islands	(9)
AMPCO Marketing, L.L.C.	Michigan	(4)
AMPCO Services, L.L.C.	Michigan	(4)
Atlantic Methanol Associates LLC	Cayman Islands	(6)
Atlantic Methanol Capital Company	Cayman Islands	(4)
Atlantic Methanol Production Company LLC	Cayman Islands	(7)
Comin 1989 Partnership (Partnership interest only)	Oklahoma	(14)
Cone Gathering LLC	Delaware	(15)
EDC (Denmark) Inc.	Delaware	(2)
EDC Ecuador Ltd.	Delaware	(1)
EDC Ireland	Cayman Islands	(2)
Energy Development Corporation (Argentina), Inc.	Delaware	(1)
Energy Development Corporation (China), Inc.	Delaware	(1)
Energy Development Corporation (HIPS), Inc.	Delaware	(1)
Gasdel Pipeline System Incorporated	New Jersey	(1)
HGC, Inc.	Delaware	(1)
MachalaPower Cia. Ltda.	Cayman Islands	(3)
Noble Energie France	France	(2)
Noble Energy (Cyprus) Limited	Cyprus	(3)
Noble Energy (Europe) Limited	England	(2)
Noble Energy (ISE) Limited	Scotland	(10)
Noble Energy (Oilex) Limited	England	(10)
Noble Energy Adriana Limited	Cayman Islands	(2)
Noble Energy AGC Ltd.	Mauritius	(2)
Noble Energy Australia, Inc.	Delaware	(1)
Noble Energy Aviation, LLC	Delaware	(1)
Noble Energy Belinda Limited	Cayman Islands	(2)
Noble Energy Benita Limited	Cayman Islands	(2)
Noble Energy Cameroon Limited	Cayman Islands	(2)
Noble Energy Capital LTD.	England	(2)
Noble Energy Caribbean LLC	Nevis	(13)
Noble Energy Cyprus Oil & Gas Ltd.	Cyprus	(3)
Noble Energy Ecuador Ltd.	Cayman Islands	(11)
Noble Energy EG Ltd.	Cayman Islands	(3)
Noble Energy India LTD.	Cayman Islands	(2)
Noble Energy International Ltd.	Cayman Islands	(2)
Noble Energy JDZ Ltd.	Cayman Islands	(3)
Noble Energy Mediterranean Ltd.	Cayman Islands	(3)
Noble Energy Nicaragua LTD.	Cayman Islands	(3)
Noble Energy Suriname Ltd.	Cayman Islands	(3)
Noble Energy Wyco LLC	Delaware	(1)
Noble Energy YOYO-1 Limited	Cayman Islands	(2)
Producers Service, Inc.	New Jersey	(1)
Samedan Methanol	Cayman Islands	(5)
Samedan of North Africa, Inc.	Delaware	(1)
Samedan Oil of Indonesia, Inc.	Delaware	(1)
Samedan Pipe Line Corporation	Delaware	(1)
Samedan Royalty Corporation	Delaware	(1)
Seven Oaks Insurance Limited	Bermuda	(1)
Temin 1987 Partnership (Partnership interest only)	Oklahoma	(15)
Yam Tethys Ltd.	Israel	(12)

(1)	100% directly owned by Noble Energy, Inc. (Registrant)
(2)	100% directly owned by Samedan of North Africa, Inc.
(3)	100% directly owned by Noble Energy International Ltd.
(4)	50% directly owned by Samedan of North Africa, Inc.
(5)	100% directly owned by Atlantic Methanol Capital Company
(6)	50% directly owned by Samedan Methanol
(7)	90% directly owned by Atlantic Methanol Associates LLC
(8)	35% directly owned by Noble Energy International Ltd.
(9)	80% directly owned by Alba Associates LLC
(10)	100% directly owned by Noble Energy (Europe) Limited
(11)	100% directly owned by EDC Ecuador Ltd.
(12)	47.059% directly owned by Noble Energy Mediterranean Ltd.
(13)	100% directly owned by Noble Energy Suriname Ltd.
(14)	50% Samedan Royalty Corporation managing partner
(15)	50% Noble Energy, Inc. managing partner